Exhibit 4.76
                                  ------------






                                 AMENDMENT NO. 2

                                       TO

                            SERIES 2001-1 SUPPLEMENT

                           dated as of August 12, 2002

                                     between

                            RENTAL CAR FINANCE CORP.,
                             an Oklahoma corporation

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                    formerly known as Bankers Trust Company,
                         a New York banking corporation,
                                   as Trustee

                                 AMENDMENT NO. 2
                           TO SERIES 2001-1 SUPPLEMENT
                           ---------------------------

     This Amendment No. 2 to Series 2001-1 Supplement dated as of August 12, 2002 ("Amendment"), between Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee") (RCFC and the Trustee are collectively referred to herein as the "Parties").

                                    RECITALS:
                                    --------

     A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"); and

     B. RCFC and the Trustee entered into that certain Series 2001-1 Supplement dated as of March 6, 2001, as subsequently amended by Amendment No. 1 to Series 2001-1 Supplement dated as of December 21, 2001 (as amended to the date hereof, the "Series 2001-1 Supplement"); and

     C. The Parties wish to further amend and supplement the Series 2001-1 Supplement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2001-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

     2. Amendments. The Series 2001-1 Supplement is hereby amended and supplemented as follows:

            (a) The definition of "Eligible Manufacturer" in Section 2.1(b) is hereby amended by adding the word "General Motors" between the words "DaimlerChrysler" and "Ford" in the second line thereof as a manufacturer of Program Vehicles.

            (b)     Schedule  1  referenced  in   the  definition   of  "Maximum
Manufacturer Percentage" in Section 2.1(b) is amended, restated, replaced and superseded by the Schedule 1 attached hereto as Exhibit A.

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2001-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2001-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 2001-1 Supplement specifically referred to herein and any references in the Series 2001-1 Supplement to the provisions of the Series 2001-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4.     Applicable Provisions.

            (a) Pursuant to Section 8.7(b) of the Series 2001-1 Supplement, the Series 2001-1 Supplement may be amended or modified without the consent of any Series 2001-1 Noteholder but with the consent of RCFC, DTAG, the Trustee and the Series 2001-1 Insurer and written confirmation of the then current ratings of the Series 2001-1 Notes from the Rating Agencies to amend the definition of "Maximum Manufacturer Percentage" and to make changes related thereto.

            (b) Pursuant to Section 11.1(b) of the base Indenture, the Series 2001-1 Supplement may be amended or modified without the consent of any Noteholder but with the consent of the Rating Agencies, RCFC, DTAG, the Trustee and any applicable Enhancement Provider to amend the definition of "Eligible Manufacturer" and to make changes related thereto.

     5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        RCFC:
                                        ----

                                        RENTAL CAR FINANCE CORP.,
                                        an Oklahoma corporation

                                        By: ____________________________________
                                            Pamela S. Peck
                                            Vice President and Treasurer


                                        TRUSTEE:
                                        -------

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        formerly known as Bankers Trust Company, a New York banking corporation

                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________


     Pursuant to Section 8.7(b) of the Series 2001-1 Supplement and Section 11.1(b) of the Base Indenture, Dollar Thrifty Automotive Group, Inc. and Ambac Assurance Corporation hereby consent to the foregoing Amendment as of the day and year first above written.

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                        a Delaware corporation

                                        By: ____________________________________
                                            Pamela S. Peck
                                            Treasurer


                                        AMBAC ASSURANCE CORPORATION, a
                                        Wisconsin-domiciled  stock insurance
                                        corporation

                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

     Pursuant to Section 11.1(b) of the Base Indenture, Credit Suisse First Boston hereby consents to the foregoing Amendment as of the day and year first above written.


                                        CREDIT SUISSE FIRST BOSTON, as an
                                        Enhancement Provider

                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________



                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                    EXHIBIT A
                                    ---------
                                                                      SCHEDULE 1

       Schedule of Maximum Manufacturer Percentages of Group III Vehicles
       ------------------------------------------------------------------

                           Maximum                  Maximum
Eligible Manufacturer      Program Percentage*      Non-Program Percentage*
---------------------      -------------------      -----------------------

DaimlerChrysler                   100%                     (1)
Ford                              100%                     (1)
Toyota                            100%                     (1)
General Motors                    100%                     (1)
Honda                               0%                     (1)
Nissan                              0%                     (1)
Volkswagen                          0%                     (1)
Mazda                               0%                     Up to 25% (2)
Subaru                              0%                     Up to 15% (2) (3) (5)
Suzuki                              0%                     Up to 15% (2) (3) (5)
Mitsubishi                          0%                     Up to 15% (2) (3) (5)
Isuzu                               0%                     Up to 15% (2) (3) (5)
Kia                                 0%                     Up to 5% (2) (4) (5)
Hyundai                             0%                     Up to 3% (2) (4) (5)
Daewoo                              0%                     Up to 3% (2) (4) (5)
-------------------

(1) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by DaimlerChrysler, Ford, Toyota, General Motors, Honda, Nissan, and Volkswagen shall not exceed the following percentages:
     (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to Rating Agency confirmation, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, for the twelve (12) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, thirty-five percent (35%) and, for the three
     (3) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, forty percent (40%).

(2)  The  combined  percentage  of Group  III  Vehicles  which  are  Non-Program
     Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 40% in the aggregate.

(3) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(4) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Kia, Hyundai or Daewoo shall not exceed 7% in the aggregate.

(5) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 20% in the aggregate.

*    As a percentage of Group III Collateral.